Exhibit 10.13

RELEASE OF CLAIMS AGREMEENT

This Release of Claims Agreement (“Agreement”) is made by and between Wes Herman (“Executive”), EZ Prints, Inc. (the “Company”), and CafePress Inc. (the “Parent”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company;

WHEREAS, the Company, Parent and certain other parties thereto have entered into an Agreement and Plan of Merger, dated as of October 25, 2012 (the “Merger Agreement”), as a result of which the Company will become a wholly-owned subsidiary of the Parent (the “Merger”);

WHEREAS, in connection with the Merger, Executive signed an Earn-Out Bonus agreement (as amended and in effect, the “Amended Bonus Agreement”) with Parent and the Company pursuant to which Executive will receive an Earn-Out Payment (as defined in the Bonus Agreement) in accordance with the terms and conditions of such Bonus Agreement, and as applicable, the Merger Agreement, provided Executive signs this Agreement; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to payments made under the Earn Out Bonus and to Executive’s employment with the Company, and after the Closing through the Earn Out Period, Parent;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company, Parent and Executive hereby agree as follows:

COVENANTS

1. Consideration. Upon execution of this Agreement in accordance with the terms of the Bonus Agreement, Parent agrees to pay Executive an Earn-Out Payment in the amount of Sixty Thousand Dollars ($60,000) as provided in the Bonus Agreement.

2. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by Parent, the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”) pursuant to the Bonus Agreement; provided, however that the foregoing release shall not cover obligations arising from rights of Executive (i) under any indemnification agreement between Executive and the Company (including indemnification provided for under applicable law) or insurance policy of the Company, in each case, in effect as of the date of Closing (as defined in the Merger Agreement), (ii) under the Charter Documents (as defined in the Merger Agreement) (iii) relating to salaries, vacation and expenses that have accrued prior to the date of, or will be due to

Executive after the date of this Agreement (with respect to periods prior to the date hereof) in the ordinary course of business consistent with past practices, or (iv) the obligations of the Parent set forth in the Separation Agreement and Release between Executive and Parent. Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to (i) any matters relating to Executive’s employment by Company or Parent through the Earn Out Period, (ii) the payment of the Earn-Out Bonus or claims that could be asserted under the Bonus Agreement or the Merger Agreement (with respect to the calculation of the Earn-Out Bonus), or (iii) purchase or actual purchase by Executive of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement (such released claims collectively referred to as the “Claims”).

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete release as to the Claims. This release does not extend to any obligations incurred under this Agreement. This release does not release claims related to Executive’s ongoing and future employment with the Parent after the date hereof. Executive represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

3. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees asserting any Claims. Executive also represents that he does not intend to bring any Claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

4. No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of Claims by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify Parent and the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any Claims against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

5. Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees.

6. No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of certain actual or potential disputed claims by Executive. No action taken by Parent or the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by Parent or the Company of any fault or liability whatsoever to Executive or to any third party.

7. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

8. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN FULTON COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH DELAWARE LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH DELAWARE LAW, DELAWARE LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM ARISING OUT OF THE TERMS OF THIS AGREEMENT RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

9. Tax Consequences. Parent and the Company make no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by Parent, the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold Parent and the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against Parent and the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by Parent and/or the Company by reason of any such claims, including attorneys’ fees and costs.

10. Authority. Parent and the Company each represent and warrant that the undersigned has the authority to act on behalf of Parent and the Company, respectively and to bind Parent and the Company, respectively, and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

11. No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by Parent and/or the Company that are not specifically set forth in this Agreement.

12. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

13. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company, Parent and Executive concerning the subject matter of this Agreement and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement.

14. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized representative of Parent and the Company.

15, Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard for choice-of-law provisions.

16. Effective Date. This Agreement will become effective on the date signed by the Executive (the “Effective Date”).

17. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

18. Binding Effect. This Agreement shall be binding on the Parties and their heirs, representatives, successors and assigns and shall inure to the benefit of the Parties and their heirs, representatives, successors and assigns.

19. Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of Parent or the Company or any third party, with the full intent of releasing all of the Claims against Parent, the Company and any of the other Releasees. Executive acknowledges that:

(a) he has read this Agreement;

(b) he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c) he understands the terms and consequences of this Agreement and of the releases it contains; and

(d) he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Wes Herman, an individual

Dated: January 8, 2014	/s/ Wes Herman
Wes Herman

COMPANY

Dated: January 8, 2014	By	/s/ Kirsten Mellor
General Counsel

PARENT

Dated: January 8, 2014	By	/s/ Bob Marino